                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                  FORM 8-K/A-1

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 1, 1996
                                         --------------
                        (Date of earliest event reported)


                              NCS HEALTHCARE, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                       0-027602                34-1816187
----------------------------         ------------------     --------------------
(State or other jurisdiction            (Commission           (I.R.S. employer
     of incorporation)                  file number)         identification no.)



    3201 Enterprise Parkway, Suite 220, Beachwood, Ohio       44122
--------------------------------------------------------------------------------
    (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code            (216) 514-3350
                                                              --------------

         The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated August 1, 1996 as set forth in the pages attached hereto:

         "Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" is hereby amended and restated to include historical and pro forma financial information required in connection with the acquisition of IPAC by the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         IPAC Pharmacy, Inc. Financial Statements
         Report of Independent Auditors
         Balance Sheet at July 31, 1996
         Statement of Operations for the period from October 1, 1995 to July 31, 1996

         Statement of Cash Flows for the period from October 1, 1995 to July 31, 1996

         Notes to Financial Statements

(b)      PRO FORMA FINANCIAL INFORMATION.

         Pro Forma Consolidated Balance Sheet

         Pro Forma Consolidated Statement of Income

(c)      EXHIBITS.

                                                                                                     Sequential
Exhibit No.                         Description                                                      Page No.
-----------                         -----------                                                      --------
         2.1               Asset  Purchase  Agreement,  dated as of July 31, 1996,  by               *
                           and among NCS HealthCare, Inc., a Delaware corporation, NCS
                           HealthCare of Oregon, Inc., an Ohio corporation, IPAC
                           Pharmacy, Inc., an Oregon corporation and Prestige Care, Inc., a Washington corporation (without schedules).

         99.1              Non-Compete Agreement,  dated as of July 31, 1996, by and                 *
                           between NCS HealthCare of Oregon, Inc., an Ohio corporation, and Phillip G. Fogg.

         99.2              Non-Compete Agreement, dated as of July 31, 1996, by and                  *
                           between NCS HealthCare of Oregon, Inc., an Ohio corporation, and Charles Maples.

----------------------------

*        Previously filed.

                                   SIGNATURES
                                   ----------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              NCS HEALTHCARE, INC.



                                    By:       /s/Jeffrey R. Steinhilber
                                              -------------------------
                                              Jeffrey R. Steinhilber,
                                              Senior Vice President and
                                              Chief Financial Officer




Date:  October 14, 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of
NCS HealthCare, Inc.

     We have audited the accompanying balance sheet of IPAC Pharmacy, Inc. (the Company) as of July 31, 1996, and the related statements of operations and cash flows for the period from October 1, 1995 to July 31, 1996 (date of acquisition by NCS HealthCare, Inc.). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IPAC Pharmacy, Inc. at July 31, 1996, and the results of its operations and its cash flows for the period from October 1, 1995 to July 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Cleveland, Ohio
August 20, 1996

                              IPAC PHARMACY, INC.

                                 BALANCE SHEET

                                 JULY 31, 1996

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents......................................................  $      670
  Accounts receivable, less allowance for doubtful accounts of $225,000..........   1,869,076
  Inventories....................................................................     783,426
  Deferred income taxes..........................................................      95,719
                                                                                   ----------
          Total current assets...................................................   2,748,891

PROPERTY AND EQUIPMENT
  Fixtures and equipment.........................................................     919,103
  Building and improvements......................................................     221,537
                                                                                   ----------
                                                                                    1,140,640
  Less accumulated depreciation..................................................     577,053
                                                                                   ----------
                                                                                      563,587

OTHER ASSETS
  Lease deposits.................................................................       9,761
  Organizational costs, less accumulated amortization of $21,660.................      42,744
  Goodwill, less accumulated amortization of $612,782............................   5,140,849
  Noncompete covenant, less accumulated amortization of $61,254..................     288,746
                                                                                   ----------
                                                                                    5,482,100
                                                                                   ----------
TOTAL ASSETS.....................................................................  $8,794,578
                                                                                    =========

                             See accompanying notes

                              IPAC PHARMACY, INC.

                                 BALANCE SHEET

                                 JULY 31, 1996

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable...............................................................  $  301,053
  Accrued payroll................................................................     190,981
  Income taxes payable...........................................................     238,600
  Accrued expenses and other.....................................................     301,922
  Current portion of long-term debt..............................................     473,422
                                                                                   ----------
          Total current liabilities..............................................   1,505,978
Long-term debt, excluding current portion........................................   3,081,998

STOCKHOLDER'S EQUITY
  Common stock...................................................................         100
  Additional paid-in capital.....................................................   2,824,935
  Retained earnings..............................................................   1,381,567
                                                                                   ----------
                                                                                    4,206,602
                                                                                   ----------
Total liabilities and stockholder's equity.......................................  $8,794,578
                                                                                    =========

                             See accompanying notes

                              IPAC PHARMACY, INC.

                            STATEMENT OF OPERATIONS

                        OCTOBER 1, 1995 TO JULY 31, 1996

Revenues........................................................................  $11,523,515
Cost of revenues................................................................    6,362,342
                                                                                  -----------
Gross profit....................................................................    5,161,173
Selling, general and administrative expenses....................................    4,673,059
                                                                                  -----------
Operating income................................................................      488,114
Interest income.................................................................        3,792
Interest expense................................................................      346,965
                                                                                  -----------
Income before income taxes......................................................      144,941
Income tax expense..............................................................      170,300
                                                                                  -----------
NET LOSS........................................................................  $   (25,359)
                                                                                   ==========

                             See accompanying notes

                              IPAC PHARMACY, INC.

                            STATEMENT OF CASH FLOWS

                        OCTOBER 1, 1995 TO JULY 31, 1996

OPERATING ACTIVITIES
Net loss.........................................................................  $ (25,359)
  Adjustments to reconcile net loss to net cash provided by operating activities:
       Depreciation and amortization.............................................    499,063
       Provision for doubtful accounts...........................................    256,669
       Deferred income taxes.....................................................    (68,300)
       Changes in assets and liabilities:
          Accounts receivable....................................................   (213,906)
          Inventories............................................................    (27,888)
          Accounts payable.......................................................    (83,039)
          Accrued payroll........................................................   (207,092)
          Income taxes payable...................................................    238,600
          Accrued expenses and other.............................................     32,761
                                                                                   ---------
Net cash provided by operating activities........................................    401,509

INVESTING ACTIVITIES
Capital expenditures for property and equipment..................................   (167,434)
                                                                                   ---------
Net cash used in investing activities............................................   (167,434)

FINANCING ACTIVITIES
Proceeds from borrowings on line of credit.......................................    170,500
Payments on line of credit.......................................................   (173,000)
Repayments of debt...............................................................   (388,892)
                                                                                   ---------
Net cash used in financing activities............................................   (391,392)
                                                                                   ---------
Net decrease in cash and cash equivalents........................................   (157,317)
Cash and cash equivalents at beginning of period.................................    157,987
                                                                                   ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.......................................  $     670
                                                                                   =========
Interest Paid....................................................................  $ 352,387
                                                                                   =========
Taxes Paid.......................................................................  $       0
                                                                                   =========

                             See accompanying notes

                              IPAC PHARMACY, INC.

                         NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     IPAC Pharmacy, Inc. (the Company) operates in one business segment providing a broad range of healthcare services primarily to long-term care, assisted living facilities and other institutional settings. The Company provides pharmacy, pharmacy consulting, infusion therapies and respiratory services.

     On July 31, 1996 substantially all of the Company's assets were sold to NCS HealthCare, Inc.

REVENUE RECOGNITION

     Revenue is recognized when products or services are provided to the customer. A significant portion of the Company's revenues from sales of pharmaceutical and medical products are reimbursable from third-party payors (principally Medicaid and Medicare). The Company monitors its receivables from these reimbursement sources under policies established by management and reports such revenues at the net realizable amount expected to be received from these third-party payors.

CASH EQUIVALENTS

     The Company considers all investments in highly liquid instruments with original maturities of three months or less at the date purchased to be cash equivalents. Investments in cash equivalents are carried at cost which approximates market value.

ACCOUNTS RECEIVABLE

     An allowance for doubtful accounts is provided for the estimated losses that will be incurred in the collection of outstanding accounts receivable balances. Estimated losses are based on a review of the current status of outstanding accounts receivable balances and historical collection experiences.

INVENTORIES

     Inventories consist primarily of purchased pharmaceuticals and medical supplies and are stated at the lower of cost, determined using the first-in, first-out (FIFO) method, or market.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation on property and equipment is computed using the straight-line method for all property and equipment over the estimated useful lives of the assets (primarily 5 to 10 years).

GOODWILL AND OTHER INTANGIBLES

     The Company has classified as goodwill the cost in excess of fair value of the net assets acquired in purchase transactions. Goodwill is being amortized over 15-year periods using the straight-line method.

     The carrying value of goodwill is evaluated if circumstances indicate a possible impairment in value. If undiscounted cash flows over the remaining amortization period indicate that goodwill may not be recoverable, the carrying value of goodwill will be reduced by the estimated shortfall of cash flows on a discounted basis.

     The Company's organizational costs and noncompete covenant costs are being amortized over 5 years using the straight-line method.

                              IPAC PHARMACY, INC.

INCOME TAXES

     The Company follows Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This accounting standard requires that the liability method be used in accounting for income taxes. Under this accounting method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that apply in the periods in which the deferred tax asset or liability is expected to be realized or settled.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from these estimates.

2.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                       JULY 31, 1996
                                                                       -------------
            Notes payable--7.5% to prime rate plus 2% or 10% if
              greater................................................   $ 3,401,968
            Notes payable--to related parties, non-interest
              bearing................................................       153,452
                                                                         ----------
                                                                          3,555,420
            Current maturities.......................................       473,422
                                                                         ----------
                                                                        $ 3,081,998
                                                                         ==========

     The future maturities of long-term debt are as follows:

            Fiscal Years Ending July 31:
              1997...................................................  $  473,422
              1998...................................................     305,336
              1999...................................................     339,330
              2000...................................................     367,609
              2001...................................................     402,905
                                                                       ----------
                                                                       $1,888,602
                                                                       ==========

3.  LINE OF CREDIT

     The Company had a $150,000 line-of-credit (collateralized by certain Company assets) which was terminated on July 31, 1996. Interest was charged on borrowings at prime plus 2% (10.75% at July 31, 1996) and was payable monthly.

                              IPAC PHARMACY, INC.

4.  INCOME TAX EXPENSE

     Income tax expense for the period from October 1, 1995 to July 31, 1996 consists of:

                                                         CURRENT      DEFERRED      TOTAL
                                                         --------     --------     --------
     Federal...........................................  $217,100     $(54,600)    $162,500
     State.............................................    21,500      (13,700)       7,800
                                                         --------     --------     --------
                                                         $238,600     $(68,300)    $170,300
                                                         ========     ========     ========

     The Company's deferred income tax asset is primarily due to the temporary effect of the allowance for doubtful accounts and accrued vacation.

     The differences between the statutory federal income tax rate of 34% and the effective income tax rate of 117% is due primarily to goodwill amortization.

5.  OPERATING LEASES

     The Company is obligated under several operating leases primarily for real estate, machinery and office equipment. Future minimum lease payments under noncancelable operating leases as of July 31, 1996 are as follows:

YEAR ENDING SEPTEMBER 30       AMOUNT
-------------------------    ----------
          1996               $   37,980
          1997                  227,882
          1998                  197,010
          1999                  159,752
          2000                  146,198
       Thereafter             1,193,250
                             ----------
                             $1,962,072
                             ==========

     Rent expense for the period from October 1, 1995 to July 31, 1996 was $177,027, which includes amounts with a related party (see Note 6).

6.  RELATED PARTY TRANSACTIONS

     The Company has a note payable due December 31, 2004 that accrues interest at the greater of prime rate plus 2% or 10%, if to a limited partnership, of which an officer of the Company is a partner. Interest expense relating to this note approximated $181,691 for the period from October 1, 1995 to July 31, 1996.

     The Company's accounts receivable at July 31, 1996 include $225,889 of customer balances due from the sole shareholder of the company, Prestige Care, Inc.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

        The following unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996 and Consolidated Statement of Income for the year ended June 30, 1996 are based on the historical consolidated financial statements of the Company. The Consolidated Balance Sheet is adjusted to give effect to acquisitions completed subsequent to June 30, 1996 and prior to August 28, 1996, and to the sale of 3,650,000 shares of Class A Common Stock by the Company pursuant to a registered public offering in September 1996 and the application of the estimated net proceeds therefrom as if these events had occurred on June 30, 1996, but does not give effect to borrowings of approximately $3.1 million incurred subsequent to August 28, 1996. The Pro Forma Consolidated Statement of Income is adjusted to give effect to the completion of acquisitions completed subsequent to June 30, 1995 and prior to August 28, 1996, and to the sale by the Company in February 1996 of 4,476,000 shares of Class A Common Stock and the application of the net proceeds therefrom as if these events had occurred as of July 1, 1995. The Pro Forma Consolidated Statements of Income combine the historical operations of the Company with the historical operations of the acquired businesses prior to the dates the Company made such acquisitions, using the purchase method of accounting. The pro forma operating results are not necessarily indicative of the operating results that would have been achieved had the acquisitions actually occurred at July 1, 1995. These Pro Forma Consolidated Financial Statements are based on the assumptions set forth in the notes to such statements.

                    PRO FORMA CONSOLIDATED BALANCE SHEET(1)
                                 JUNE 30, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                      HISTORICAL
                                    NCS HEALTHCARE                                    OFFERING       PRO FORMA
                                         AND            ACQUIRED                     PRO FORMA          AS
                                     SUBSIDIARIES     COMPANIES(A)    PRO FORMA    ADJUSTMENTS(B)    ADJUSTED
                                    --------------    ------------    ---------    --------------    ---------
Current assets:
  Cash and cash equivalents.......     $ 21,460         $(17,892)     $  3,568        $102,892       $106,460
  Accounts receivable, net........       27,762            5,200        32,962              --         32,962
  Inventories.....................        7,487            2,763        10,250              --         10,250
  Prepaid expenses and other
    assets........................        2,484              205         2,689              --          2,689
                                       --------         --------      --------        --------       --------
    Total current assets..........       59,193           (9,724)       49,469         102,892        152,361
Property, plant and equipment,
  net.............................       10,283            2,727        13,010              --         13,010
Goodwill, net.....................       39,101           26,930        66,031              --         66,031
Other assets, net.................        2,091            1,309         3,400                          3,400
                                       --------         --------      --------        --------       --------
    Total assets..................     $110,668         $ 21,242      $131,910        $102,892       $234,802
                                       ========         ========      ========        ========       ========

                                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable................     $  4,968         $    719      $  5,687        $     --       $  5,687
  Accrued expenses and other
    current liabilities...........        5,088            1,639         6,727              --          6,727
  Current portion of long term
    debt..........................          801            5,196         5,997          (4,000)         1,997
                                       --------         --------      --------        --------       --------
    Total current liabilities.....       10,857            7,554        18,411          (4,000)        14,411
Long-term debt, excluding current
  portion.........................        1,961            3,088         5,049              --          5,049
Convertible subordinated
  debentures......................        6,549               --         6,549              --          6,549
Minority interests................          201               --           201              --            201
Stockholders' equity:
  Preferred stock.................           --               --            --              --             --
  Common Stock, par value $.01 per
    share:
    Class A.......................           56                3            59              39             98
    Class B.......................           66               --            66              (3)            63
  Paid-in capital.................       84,907           10,597        95,504         106,856        202,360
  Retained earnings...............        6,071               --         6,071              --          6,071
                                       --------         --------      --------        --------       --------
    Total stockholders' equity....       91,100           10,600       101,700         106,892        208,592
                                       --------         --------      --------        --------       --------
    Total liabilities and
      stockholders' equity........     $110,668         $ 21,242      $131,910        $102,892       $234,802
                                       ========         ========      ========        ========       ========

---------------

(1) See accompanying Notes to Pro Forma Consolidated Balance Sheet.


                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

(A) Reflects acquisitions completed subsequent to June 30, 1996 and prior to August 28, 1996 by the Company, all of which were accounted for under the purchase method, at an aggregate purchase price of $36,705,000.

(B) Reflects the sale of the 3,650,000 shares of Class A Common Stock by the Company pursuant to a registered public offering in September 1996 and the receipt and application of the proceeds therefrom as follows:

                                       (IN THOUSANDS)
                                       --------------
          Gross proceeds from the offering...............................  $113,150
          Underwriting discounts and commissions.........................    (5,658)
          Estimated expenses of the offering.............................      (600)
                                                                           --------
          Net proceeds...................................................   106,892
          Repayment of notes payable.....................................    (4,000)
                                                                           --------
          Net increase in cash and cash equivalents......................  $102,892
                                                                           ========

    Also reflects the conversion, by certain Selling Stockholders, of 196,268 shares of Class B Common Stock into an equal number of shares of Class A Common Stock in connection with the registered public offering.

                 PRO FORMA CONSOLIDATED STATEMENT OF INCOME (1)
                            YEAR ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             HISTORICAL
                                   -------------------------------
                                   NCS HEALTHCARE
                                        AND             ACQUIRED        PRO FORMA          PRO
                                    SUBSIDIARIES      COMPANIES(B)     ADJUSTMENTS        FORMA
                                   --------------     ------------     -----------     -----------
Revenues.......................       $113,281          $ 64,255         $    --        $  177,536
Cost of revenues...............         82,415            48,430              --           130,845
                                      --------          --------         -------        ----------
Gross profit...................         30,866            15,825              --            46,691
Selling, general and
  administrative expenses......         22,236            11,132             381(C)         33,749
Special compensation...........          2,811(A)             --              --             2,811
                                      --------          --------         -------        ----------
Operating income(loss).........          5,819             4,693            (381)           10,131
Interest expense...............         (2,282)             (567)          1,244(D)         (1,605)
Interest income................            671                --            (671)(D)            --
                                      --------          --------         -------        ----------
Income before income taxes.....          4,208             4,126             192             8,526
Income tax expense.............          1,852             1,814              84             3,750
                                      --------          --------         -------        ----------
Net income.....................       $  2,356          $  2,312         $   108        $    4,776
                                      ========          ========         =======        ==========
Net income per share...........       $   0.26                                          $     0.38
                                      ========                                          ==========
Shares used in the
  computation..................          8,971                                              12,695
                                      ========                                          ==========

---------------

(1) See accompanying Notes to Pro Forma Consolidated Statement of Income


              NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                            YEAR ENDED JUNE 30, 1996
                                (In thousands)

(A) Represents a one-time, non-recurring charge in connection with the termination of performance incentive agreements with prior owners of certain acquired companies.

(B) The historical statement of income data for the acquired companies for the year ended June 30, 1996 represents the results of operations of such companies from July 1, 1995 to the earlier of their respective dates of acquisition or June 30, 1996. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of the operations of each such acquired company are included in the Company's results of operations from the date of acquisition. The table below presents the details of the historical operations of the acquired companies.

     The details of the historical operations of the acquired companies for the periods from July 1, 1995 to the earlier of their respective dates of acquisition or June 30, 1996 are as follows:

                                                               ACQUIRED COMPANY
                                                             (DATE OF ACQUISITION)
                                  ---------------------------------------------------------------------------
                                  UNI-CARE        IPAC          THRIFTY       OTHERS      OTHERS
                                  (MAY 15,     (AUGUST 1,     (AUGUST 13,     (FISCAL     (FISCAL
                                   1996)         1996)           1996)         1996)       1997)       TOTAL
                                  --------     ----------     -----------     -------     -------     -------

STATEMENT OF OPERATIONS DATA:
Revenues......................    $14,500       $ 13,829        $11,627       $12,821     $11,478     $64,255
Cost of revenues..............     11,165         10,164          8,604         9,919       8,578      48,430
                                  -------       --------        -------       -------     -------     -------
Gross profit..................      3,335          3,665          3,023         2,902       2,900      15,825
Selling, general and
  administrative expenses.....      2,300          3,079          1,789         1,618       2,346      11,132
                                  -------       --------        -------       -------     -------     -------
Operating income..............      1,035            586          1,234         1,284         554       4,693
Interest expense..............         --            324            159            80           4         567
                                  -------       --------        -------       -------     -------     -------
Income before income taxes....      1,035            262          1,075         1,204         550       4,126
Income tax expense............        455            115            473           529         242       1,814
                                  -------       --------        -------       -------     -------     -------
Net income....................    $   580       $    147        $   602       $   675     $   308     $ 2,312
                                  =======       ========        =======       =======     =======     =======

(C) The adjustment to selling, general and administrative expenses consists of
    (i) a reduction of $1,012 to acquired companies' historical amounts of compensation for owners and certain employee benefits for the difference between such historical amounts and amounts specified in the post-acquisition employment contracts for such individuals and continuing benefit programs and (ii) a $1,393 adjustment to increase amortization of the excess of cost over the fair value of net assets of the acquired companies, using a 30-year amortization schedule.

(D) The adjustments reflect the reduction in interest expense and the elimination of interest income, had the entire net proceeds of approximately $67.0 million from the Company's initial public offering in February 1996 been used to reduce certain outstanding indebtedness and to fund the acquisitions, as if such offering had occurred on July 1, 1995.